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                                                                    EXHIBIT 23.1


                     TOURVILLE, SIMPSON & HENDERSON, L.L.P.

                          CERTIFIED PUBLIC ACCOUNTANTS

                            Columbia, South Carolina

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the inclusion of our report dated August 24, 1999 on the financial statements of Coastal Banking Company, Inc., at June 30, 1999 and for the period then ended in the Form SB-2 Registration Statement as filed by Coastal Banking Company, Inc., under the Securities Act of 1933 and the reference to us under the caption "Experts" in the same Form SB-2 Registration Statement.


                                        /s/ William E. Tourville


Tourville, Simpson & Henderson, L.L.P.
Columbia, South Carolina
August 30, 1999